Exhibit 32.1

National Rural Utilities Cooperative Finance Corporation
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

Pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sections 1350(a) and (b)), the undersigned hereby certifies as follows:

1.	I am the Chief Executive Officer of National Rural Utilities Cooperative Finance Corporation ("National Rural").

2.	To the best of my knowledge:

(A)
National Rural’s Form 10-K/A for the period ended May 31, 2009 filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(B)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of National Rural.

August 24, 2009

By:          /s/ SHELDON C. PETERSEN
Sheldon C. Petersen
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to National Rural Utilities Cooperative Finance Corporation and will be retained by National Rural Utilities Cooperative Finance Corporation and furnished to the Securities and Exchange Commission or its staff upon request.